SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (date of earliest event reported): March 24, 2006
ASHFORD HOSPITALITY TRUST, INC.
(Exact name of registrant as specified in its charter)

MARYLAND	001-31775	86-1062192
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer
Identification
Number)

14185 Dallas Parkway, Suite 1100
Dallas, Texas	75254
(Address of principal executive offices)	(Zip code)
Registrant’s telephone number, including area code: (972) 490-9600
Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.01. COMPLETION OF AN ACQUISITION OR DISPOSITION OF ASSETS
SIGNATURE

ITEM 2.01. COMPLETION OF AN ACQUISITION OR DISPOSITION OF ASSETS
On March 24, 2006, Ashford Hospitality Trust, Inc. or certain of its subsidiaries (the “Company”) completed the sale of a portfolio of eight Residence Inn hotels to affiliates of Schuylkill, LLC for approximately $102.0 million, which includes the assumption of approximately $93.7 million of existing debt by the buyer. The debt assumed by the buyer had an interest rate of 5.32% and matured July 1, 2015. The sales price was the result of an arms-length negotiation.
The aforementioned eight Residence Inn hotels are:
Residence Inn Fishkill — Fishkill, New Jersey
Residence Inn Sacramento — Sacramento, California
Residence Inn Ft. Worth — Ft. Worth, Texas
Residence Inn Wilmington — Wilmington, Delaware
Residence Inn Orlando — Orlando, Florida
Residence Inn Warwick — Warwick, Rhode Island
Residence Inn Ann Arbor — Ann Arbor, Michigan
Residence Inn Tyler — Tyler, Texas

SIGNATURE
Pursuant to the requirements of Section 12 of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: March 28, 2006

ASHFORD HOSPITALITY TRUST, INC.

By:	/s/ DAVID A. BROOKS

David A. Brooks
Chief Legal Officer